SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report  (Date of           October 5, 1995
earliest event reported)

                          SHOWBOAT, INC.
        (Exact name of Registrant as specified in charter)

                              Nevada
          (State or other jurisdiction of incorporation)

       1-7123                                    88-0090766
  (Commission File                             (IRS Employee
      Number)                               Identification No.)

2800 Fremont Street, Las Vegas, Nevada                     89104
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number,          702/385-9141
including area code

Item 5.   OTHER EVENTS

     ADOPTION OF STOCKHOLDER RIGHTS PLAN

          On  October  5,  1995, the Board of  Directors  of  the

Company declared a dividend of one Preferred Stock Purchase Right

(the "Right(s)") for each outstanding share of Common Stock,  par

value $1.00 per share (the "Common Stock"), of the Company.   The

dividend  is  payable as of October 16, 1995 to  stockholders  of record  on that date.  Each Right entitles the registered  holder to purchase from the Company one one-hundredth (1/100) of a share of a new series of preferred shares of the Company, designated as

Series  A Junior Preferred Stock ("Preferred Stock"), at a  price of  $120.00  per  one  one-hundredth  (1/100)  of  a  share  (the

"Exercise   Price"),   subject  to  certain   adjustments.    The

description  and terms of the Rights are set forth  in  a  Rights

Agreement  (the  "Rights  Agreement")  between  the  Company  and

American  Stock  Transfer  and Trust  Company,  as  Rights  Agent

("Rights Agent"), dated as of October 5, 1995.

          Initially   the   Rights  will  not   be   exercisable,

certificates  will not be sent to stockholders,  and  the  Rights will automatically trade with the Common Stock.

          The Rights, unless earlier redeemed by the Board of

Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring

Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes

an Acquiring Person) after  the  date  of  the  commencement   or

announcement  of a person's or group's intention  to  commence  a tender  or exchange offer the consummation of which would  result in the ownership of 30% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant

to   such  offer);  prior  thereto,  the  Rights  would  not   be

exercisable,  would not be represented by a separate certificate,

and  would  not  be transferable apart from the Company's  Common

Stock, but will instead be evidenced, with respect to any of  the

Common Stock certificates outstanding as of October 16, 1995,  by such  Common  Stock certificate with a copy of  this  Summary  of

Rights  attached thereto.  An Acquiring Person does  not  include

(A)  the  Company,  (B) any subsidiary of the  Company,  (C)  any employee benefit plan or employee stock plan of the Company or of any  subsidiary  of  the Company, or any trust  or  other  entity organized, appointed, established or holding Common Stock for  or pursuant to the terms of any such plan or (D) any person or group whose  ownership of 15% or more of the shares of voting stock  of the  Company then outstanding results solely from (i) any  action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii)  a reduction  in  the  number of issued and  outstanding  shares  of voting  stock  of  the  Company  pursuant  to  a  transaction  or transactions  approved by the Board of Directors  (provided  that any  person or group that does not become an Acquiring Person  by reason  of  clause  (i) or (ii) above shall become  an  Acquiring

Person  upon  acquisition of an additional 1%  of  the  Company's voting  stock unless such acquisition of additional voting  stock will  not  result in such person or group becoming  an  Acquiring

Person by reason of such clause (i) or (ii)).

          Until the Distribution Date (or earlier redemption or

expiration of the Rights), new Common Stock certificates issued after October 16, 1995 will contain a legend incorporating the

Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer  of  any  of  the  Company's Common  Stock  certificates outstanding as of October 16, 1995 with or without a copy of  the

Summary of Rights attached, will also constitute the transfer  of the  Rights associated with the Common Stock represented by  such

certificate.   As soon as practicable following the  Distribution

Date,   separate  certificates  evidencing  the  Rights   ("Right

Certificates")  will  be  mailed to  holders  of  record  of  the

Company's  Common  Stock  as of the  close  of  business  on  the

Distribution  Date  and  such separate  certificates  alone  will evidence the Rights from and after the Distribution Date.

          The  Rights  are not exercisable until the Distribution

Date.   The  Rights  will  expire at the  close  of  business  on

October  5,  2005,  unless earlier redeemed  by  the  Company  as described below.

          The Preferred Stock is non-redeemable and, unless

otherwise provided in connection with the creation of a

subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock.  The Preferred Stock may not be issued except upon exercise of Rights.  Each share of

Preferred Stock will be entitled to receive when, as and if

declared, a quarterly dividend in an amount equal to the greater of $120.00 per share and 100 times the cash dividends declared on the Company's Common Stock.  In addition, the Preferred Stock is entitled to 100 times any non-cash dividends (other than

dividends payable in equity securities) declared on the Common

Stock, in like kind.  In the event of liquidation, the holders of

Preferred Stock will be entitled to receive for each share of

Series A Preferred Stock, a liquidation payment in an amount equal to the greater of $12,000.00 or 100 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 100 votes, voting together  with  the Common Stock.  In the event  of  any  merger, consolidation  or  other transaction in which  Common  Stock  is exchanged,  each  share of Preferred

Stock will be entitled to
receive 100 times the amount received per share of Common  Stock.

The  rights  of Preferred Stock as to dividends, liquidation  and voting are protected by anti-dilution provisions.

          The  number of shares of Preferred Stock issuable  upon

exercise  of  the  Rights is subject to certain adjustments  from time  to  time  in  the  event  of a  stock  dividend  on,  or  a

subdivision  or combination of, the Common Stock.   The  Exercise

Price  for  the Rights is subject to adjustment in the  event  of extraordinary distributions of cash or other property to  holders of Common Stock.

          Unless the Rights are earlier redeemed or the

transaction is approved by the Board of Directors and the

Continuing Directors, in the event that, after the time that the

Rights become exercisable, the Company were to be acquired in a merger or other business combination (in which any shares of the

Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related

transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such

transaction equal to two times the Exercise Price.  In addition,

unless the Rights are earlier redeemed, if a person or group

(with certain exceptions) becomes the beneficial owner of 15% or more of the Company's voting stock (other than pursuant to a tender or exchange offer (a "Qualifying Tender Offer") for all outstanding shares of Common Stock that is  approved by the Board of Directors, after taking into account the  long-term  value of the Company and all other  factors  they consider  relevant  in the circumstances), the Rights Agreement provides that proper provision will be made so that each holder of  record  of  a Right, other than the Acquiring  Person  (whose

Rights will thereupon become null and void), will thereafter have the  right  to receive, upon payment of the Exercise Price,  that number of shares of the Company's Preferred Stock having a market value  at  the  time of the transaction equal to  two  times  the

Exercise Price (such market value to be determined with reference to  the market value of the Company's Common Stock as provided in the Rights Agreement).

          Fractions  of  shares of Preferred  Stock  (other  than

fractions  that  are  integral  multiples  of  one  one-hundredth

(1/100)  of  a  share) may, at the election of  the  Company,  be evidenced  by  depositary receipts.  The Company may  also  issue cash  in  lieu  of  fractional  shares  which  are  not  integral multiples of one one-hundredth (1/100) of a share.

          At any time on or prior to the close of business on the

tenth  day  after the time that a person has become an  Acquiring

Person  (or  such  later  date as a  majority  of  the  Board  of

Directors and a majority of the Continuing Directors (as  defined in  the  Rights Agreement) may determine), the Company may redeem the  Rights  in whole, but not in part, at a price  of  $.01  per

Right ("Redemption Price").  The Rights may be redeemed after the time  that  any  Person has become an Acquiring  Person  only  if approved  by a majority of the Continuing Directors.  Immediately upon  the  effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise  the  Rights will terminate and the only  right  of  the holders of the Rights will be to receive the Redemption Price.

          For  as  long  as  the Rights are then redeemable,  the

Company may, except with respect to the redemption price or  date of  expiration  of the Rights, amend the Rights  in  any  manner,

including  an  amendment to extend the time period in  which  the

Rights may be redeemed.  At any time when the Rights are not then redeemable,  the Company may amend the Rights in any manner  that does not materially adversely affect the interests of holders  of the  Rights as such.  Amendments to the Rights Agreement from and after  the  time  that  any Person becomes  an  Acquiring  Person requires  the approval of a majority of the Continuing  Directors

(as provided in the Rights Agreement).

          Until  a Right is exercised, the holder, as such,  will

have  no  rights  as  a  stockholder of the  Company,  including,

without limitation, the right to vote or to receive dividends.

          As  of  September 30, 1995 there were 15,541,215 shares

of   Common  Stock  issued  and  outstanding  (and  approximately

2,900,000  shares  reserved  for  issuance  under  the  Company's existing stock option plans).  200,000 shares of Preferred  Stock have been reserved for issuance upon exercise of the Rights.

          The  Rights  have certain anti-takeover  effects.   The

Rights  will cause substantial dilution to a person or group  who attempts  to  acquire the Company on terms not  approved  by  the

Company's  Board of Directors.  The Rights should  not  interfere with  any  merger or other business combination approved  by  the

Board since they may be redeemed by the Company at $.01 per Right at any time until the close of business on the tenth day (or such later  date  as  described above) after a  person  or  group  has obtained beneficial ownership of 15% or more of the voting stock.

          The  form  of Rights Agreement between the Company  and

American  Stock  Transfer  and Trust  Company  as  rights  agent,

specifying the terms of the Rights, which includes as  Exhibit  A the  form  of  Summary  of  Rights to Purchase  Series  A  Junior

Preferred  Stock, as Exhibit B the form of Right Certificate  and as  Exhibit  C  the  form of Certificate of Designations  of  the

Company  setting  forth  the terms of  the  Preferred  Stock  are attached hereto as exhibits and incorporated herein by reference.

The foregoing description of the Rights is qualified by reference to such exhibits.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (c)  Exhibits.

          4.01   Rights Agreement dated as of October 5, 1995 between

              Showboat, Inc. and American Stock Transfer and Trust

              Company as Rights agent.  The Rights Agreement includes

              as Exhibit B the form of Right Certificate and as

              Exhibit C the form of Certificate of Designations.

          28.01   Press Release, dated October 6, 1995.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange

Act  of  1934, the registrant has duly caused this report  to  be signed on its behalf by the undersigned hereunto duly authorized.

SHOWBOAT, INC.


By:  /s/________________________

   Name:  Leann Schneider
   Title: Vice President Finance,
          Treasurer and Chief
          Financial Officer




October 12, 1995

                          EXHIBIT INDEX

EXHIBIT  DESCRIPTION                                         PAGE
  NO.

   4.01  Rights Agreement dated as  of  October  5,  1995
         between   Showboat,   Inc.  and   American   Stock
         Transfer  and Trust Company as Rights  agent.  The
         Rights Agreement includes as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations.

   28.01 Press Release, dated October 6, 1995.